Sub-Item 77Q(1)(d): Copies of all constituent instruments defining rights of the holders of any new class of securities

        Amendment No. 43 to the Trust's Agreement and Declaration of Trust, dated December 13, 2007, which established Class A and Institutional Shares for the Goldman Sachs Tax-Advantaged Global Equity Portfolio and the Goldman Sachs Enhanced Dividend Global Equity Portfolio, is incorporated herein by reference to Exhibit (a)(44) to Post-Effective Amendment No. 159 to the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on June 12, 2007 (Accession No. 0000950123-07-008564).